     As filed with the Securities and Exchange Commission on April 17, 2000

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              OMNOVA SOLUTIONS INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
         (State or Other Jurisdiction of Incorporation or Organization)

                                   34-1897652
                      (I.R.S. Employer Identification No.)

         175 Ghent Road, Fairlawn, Ohio                      44333-3300
         (Address of Principal Executive Offices)            (Zip Code)

           THE GENCORP/OMNOVA SOLUTIONS JOINT RETIREMENT SAVINGS PLAN
                            (Full Title of the Plan)

                                Cynthia A. Slack
                                    Secretary
                              OMNOVA Solutions Inc.
                                 175 Ghent Road
                            Fairlawn, Ohio 44333-3300
                     (Name and Address of Agent For Service)

Telephone Number, Including Area Code, of Agent For Service: 330/869-4200

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

       Title Of                 Amount                Proposed               Proposed               Amount Of
      Securities                 To Be                 Maximum                Maximum             Registration
         To Be              Registered (1)            Offering               Aggregate                 Fee
      Registered                                      Price Per              Offering
                                                      Share (2)              Price (2)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
     Common Stock
    Par Value $0.10             3,000,000              $5.75                $17,250,000               $4,796.00
                                ---------              -----                -----------               ---------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to The GenCorp/OMNOVA Solutions Joint Retirement Savings Plan (formerly the GenCorp Retirement Savings Plan)(the "Plan").

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to paragraphs (c) and (h)(1) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average high and low sale prices for such common stock, par value $ 0.10 per share of OMNOVA Solutions Inc. ("Common Stock") on the New York Stock Exchange on April 13, 2000.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

                  The following documents previously filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

                  (a)(i) the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1999;

                  (a)(ii) the Plan's Annual Report on Form 11-K for the fiscal year ended October 31, 1998;

                  (b)(i) the Registrant's Current Report on Form 8-K as filed with the Commission on December 6, 1999;

                  (b)(ii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 29, 2000;

                  (c) the description of the Common Stock of the Registrant contained under the heading "Item 11. Description of Registrant's Securities to be Registered" in the Form 10 filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act");

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 5. Interests of Named Experts and Counsel

                  The opinion and consent of James C. LeMay, Senior Vice President, Law; General Counsel of the Registrant, addressing certain legal matters is attached hereto as Exhibit 5.1. As of April 14, 2000, Mr. LeMay was the beneficial owner of 28,087 shares of the Registrant's Common Stock.

Item 6. Indemnification of Directors and Officers

                  Generally, a director of an Ohio corporation will not be found to have violated his fiduciary duties unless there is proof by clear and convincing evidence that the director has not acted in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. In general, a director is liable for monetary damages for any action or omission as a director only if it is proved by clear and convincing evidence that such act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation.

                  Under Ohio law, a corporation must indemnify its directors, as well as its officers, employees and agents, against expenses where any such person is successful on the merits or otherwise in defense of an action, suit or proceeding. A corporation may indemnify such persons in actions, suits and proceedings (including derivative suits) if the individual has acted in good faith and in a manner that he believes to be in or not opposed to the best interests of the corporation. In the case of a criminal proceeding, the individual must also have no reasonable cause to believe that his conduct was unlawful. Indemnification may be made only if ordered by a court or if authorized in a specific case upon a determination that the applicable standard of conduct has been met. Such a determination may be made by a majority of the disinterested directors, by independent legal counsel or by the shareholders. In order to obtain reimbursement for expenses in advance of the final disposition of any action, the individual must provide an undertaking to repay the amount if it is ultimately determined that he is not entitled to be indemnified.

                  In general, Ohio law requires that all expenses, including attorney's fees, incurred by a director in defending any action, suit or proceeding be paid by the corporation as they are incurred in advance of final disposition if the director agrees to repay such amounts if it is proved by clear and convincing evidence that his action or omission was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation and if the director reasonably cooperates with the corporation concerning the action, suit or proceeding.

                  The Code of Regulations of the Registrant provides for indemnification that is coextensive with that permitted under Ohio law. In addition, the Registrant entered into or will enter into agreements that indemnify its directors and certain of its officers to the maximum extent permitted by applicable law. The indemnification so granted is not limited to the indemnification specifically authorized by the Ohio General Corporation Law. Each agreement represents a contractual obligation of the Registrant which cannot be altered unilaterally.

Item 8.  Exhibits.

         4.1 Amended and Restated Articles of Incorporation were filed as Exhibit 3.2 to the Company's Registration Statement on Form 10 (File No. 1-15147) and are incorporated herein by reference.

         4.2 Amended and Restated Code of Regulations were filed as Exhibit 3.4 to the Company's Registration
                  Statement on Form 10 (File No. 1-15147) and are incorporated herein by reference.

         4.3      The GenCorp/OMNOVA Solutions Joint Retirement Savings
                  Plan.

         5.1      Opinion regarding legality.

         23.1     Consent of Counsel (included in Exhibit 5.1).

                  23.2     Consent of Ernst & Young LLP.

                  24.1     Powers of Attorney.

Item 9.  Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i)   To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                                    (ii)  To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairlawn, State of Ohio, on this 17th day of April, 2000.

                                             OMNOVA SOLUTIONS INC.
                                                  (Registrant)

                                             By: /s/ Cynthia A. Slack
                                                 -------------------------------
                                                 Cynthia A. Slack
                                                 Secretary

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                               TITLE

                  *                     Chief Executive Officer and Director
---------------------------------       (principal executive officer)
John B. Yasinsky


                  *                     Senior Vice President and Chief
---------------------------------       Financial Officer
Michael E. Hicks                        (principal financial officer)



                  *                     Director-Audit, Accounting & Tax
---------------------------------       (principal accounting officer)
Patricia J. Parr


                  *                     Director
---------------------------------
Edward P. Campbell


                  *                     Director
---------------------------------
Charles A. Corry


                  *                     Director
---------------------------------
David A. Daberko

                  *                     Director
---------------------------------
Bob G. Gower

                  *                     Director
---------------------------------
Diane E. McGarry


                  *                     Director
---------------------------------
Kevin M. McMullen


                  *                     Director
---------------------------------
Steven W. Percy


                  *                     Director
---------------------------------
Dr. R. Byron Pipes


* This Registration Statement has been signed on behalf of the above officers and directors by Cynthia A. Slack, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

DATED:  April  17, 2000                     By:  /s/ Cynthia A. Slack
                                                 -------------------------------
                                                 Cynthia A. Slack

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairlawn, State of Ohio on this 17th day of April, 2000.




                                       THE GENCORP/OMNOVA SOLUTIONS
                                       JOINT RETIREMENT SAVINGS PLAN


                                       By:  /s/Michael E. Hicks
                                            ------------------------------------
                                            Michael E. Hicks
                                            Member, Administrative
                                            Committee for the Plan

                                  EXHIBIT INDEX



4.1      Amended and Restated Articles of Incorporation were filed as Exhibit
         3.2 to the Company's Registration Statement on Form 10 (File No. 1-15147) and are incorporated herein by reference.

4.2 Amended and Restated Code of Regulations were filed as Exhibit 3.4 to the Company's Registration Statement on From 10 (File No. 1-15147) and are incorporated herein by reference.

4.3      The GenCorp/OMNOVA Solutions Joint Retirement Savings Plan.

5.1      Opinion regarding legality.

23.1     Consent of Counsel (included in Exhibit 5.1).

23.2     Consent of Ernst & Young LLP.

24.1     Powers of Attorney.